SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 8, 1997

                           First National Corporation
             (Exact name of registrant as specified in its charter)


        South Carolina                000-13663                   57-0799315
(State or other jurisdiction of      (Commission               (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)


      950 John C. Calhoun Boulevard, S.E., Orangeburg, South Carolina 29115
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code (803) 534-2175

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

     This Current Report on Form 8-K is being filed for the purpose of updating the description of the Registrant's Common Stock set forth in the Registrant's Form 8-A filed and as amended January 21, 1997 (Commission file No. 001-12669).

     On April 22, 1997, the Registrant's shareholders approved an Amendment to the Registrant's Articles of Incorporation increasing from 5,000,000 to 20,000,000 the number of authorized shares of the Registrant's Common Stock
($5.00 par value). Articles of Amendment to the Registrant's Articles of Incorporation effecting such increase were filed May 2, 1997 with the Secretary of State of South Carolina.

     On May 8, 1997, the Registrant's Board of Directors approved a two-for-one split of the Registrant's Common Stock pursuant to which one additional share will be issued for each share of common stock outstanding. In connection with the stock split, the Registrant has amended its articles of incorporation to increase from 20,000,000 to 40,000,000 the number of authorized shares of Common Stock and to reduce from $5.00 to $2.50 the par value per share of the Common Stock. The record date for the stock split is May 19, 1997 and the payable date will be May 30, 1997. The Registrant has filed Articles of Amendment to its Articles of Incorporation to cause the increase in authorized shares and decrease in par value to be effective on May 30, 1997.

Exhibits

3.1 Articles of Amendment to Registrant's Articles of Incorporation, filed May 2, 1997.

3.2 Articles of Amendment to Registrant's Articles of Incorporation, filed May 22, 1997, effective May 30, 1997.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL CORPORATION
                                          (Registrant)


       May 22, 1997                    s/W. Louis Griffith
Date: -------------------          By:----------------------------------
                                      W. Louis Griffith
                                      Vice President and Chief Financial Officer

                                        2

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                                  EXHIBIT INDEX

Exhibits

3.1 Articles of Amendment to Registrant's Articles of Incorporation, filed May 2, 1997.

3.2 Articles of Amendment to Registrant's Articles of Incorporation, filed May 22, 1997, effective May 30, 1997.